Dated 9 April 2021

Between

Plutus Asset Management Limited

And

BANK OF SINGAPORE LIMITED,
HONG KONG BRANCH

And

BANK OF SINGAPORE LIMITED

INDEPENDENT ASSET MANAGER AGREEMENT

Tripartite EXO IAM Agreement (no loan spread)
(Version 2/21)

INDEPENDENT ASSET MANAGER AGREEMENT

BETWEEN:-

(1) Plutus Asset Management Limited, Company Registration No. 2684331 , a company incorporated in Hong Kong and having its place of business at 8/F, 80 Gloucester Road, Wan Chai, Hong Kong (the "**Independent Asset Manager**"), of the first part;

(2) **Bank of Singapore Limited, Hong Kong Branch** (incorporated in Singapore with limited liability), of 34/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong ("**BOSHK**"), of the second part; and

(3) **Bank of Singapore Limited,** Company Registration No. 197700866R, a company incorporated in Singapore and having its place of business at 63 Market Street #22-00 Bank of Singapore Centre Singapore 048942 ("**BOS**"), of the third part.

(each a "**Party**" and collectively the "**Parties**").

WHEREAS:-

A. The Independent Asset Manager encourages its own clients (the "**Prospective Clients**") to deposit their assets with BOSHK and/or BOS (the "**Private Banks**").

B. The Prospective Clients intend to have their assets under the management of the Independent Asset Manager if they open an account with the Private Banks. *Where an account is successfully opened with the Private Banks for a Prospective Client,* the Client will seek investment ideas or investment recommendations from the Independent Asset Manager instead of the Private Banks.

C. The Private Banks are agreeable to consider the application of the Prospective Clients for opening bank accounts with them and providing banking services to *and to pay the Independent Asset Manager a retrocession fee (if applicable)* in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1. Scope of Activities

1.1 The Independent Asset Manager shall use its best endeavours to refer Prospective Clients to the Private Banks in view of the Prospective Clients opening account(s) with either or both of the Private Banks.

1.2 Nothing in this Agreement shall confer any relationship of joint venture, partnership, employment or agency or any exclusive relationship between the Parties hereto

and the Independent Asset Manager irrevocably undertakes that it shall not make any representation or warranty or sign or commit to any binding terms or agreements on behalf of the Private Banks to any third party.

1.3 In addition, the Independent Asset Manager shall not use business cards, letterheads nor any other means that might appear to connect it directly or indirectly with the Private Banks. For the avoidance of doubt, nothing in this Agreement shall be construed as the Private Banks providing the Independent Asset Manager a license to use any of its trademarks or logos.

1.4 In performing its duties, the Independent Asset Manager shall not advertise publicly on behalf of the Private Banks, through the mass media or otherwise, and the Independent Asset Manager shall conduct the introduction of the Prospective Clients to the Private Banks on a one-to-one, occasional and private basis.

1.5 The Independent Asset Manager acknowledges and agrees that any research materials or publications provided by the Private Banks to the Independent Asset Manager are for its own information only and must not be provided to any third party. All research materials or publications is provided by way of general information and not intended for any particular Client.

2. Right to Reject Prospective Clients

2.1 The Private Banks, at their absolute discretion, may decide to enter into, deny or, subsequently terminate (with or without notice) relationships with the Prospective Clients who were initially introduced by the Independent Asset Manager and shall be under no obligation to furnish any reason for termination of any such relationship.

3. Retrocession

3.1 For each Prospective Client referred to and accepted by the Private Banks and whose account is managed by the Independent Asset Manager (the "**Client**"), the Private Banks will pay the Independent Asset Manager a retrocession fee (if applicable) in accordance with the terms and conditions as set out in **Schedule 1** attached hereto (the "**Retrocession**").

3.2 The Retrocession (if applicable) shall be payable on the Revenue (as defined in paragraph (a) of Schedule 1) generated from each Client earned by the Private Banks from the Client on transactions in the Client's account on a perpetual basis provided that such Client's account is managed by the Independent Asset Manager and this Agreement has not been terminated pursuant to **Clause 6**.

4. Rights and Obligations of the Independent Asset Manager

4.1 The Independent Asset Manager represents and warrants to and undertakes with the Private Banks that it has conducted and will be performing all necessary due

diligence measures on each Prospective Client and is reasonably satisfied that the assets of each Prospective Client are not the result of any unlawful activities. In addition, the Independent Asset Manager shall be responsible for taking all the necessary steps to identify the Prospective Client as well as to verify his/her/its identity, and shall provide to the Private Banks an introduction certificate in the form prescribed by the Private Banks for each Prospective Client. The Independent Asset Manager undertakes to monitor the activities of the Clients whose assets it is managing and to notify the Private Banks immediately if it becomes aware that a Client is engaged in money laundering, financing of terrorism or any other form of criminal conduct or there are changes in the source of wealth for a Client's account. Where a Prospective Client is resident in China or a Chinese national, the Independent Asset Manager represents and warrants that such Prospective Client has assets outside China and has an interest in offshore private banking services.

4.2 The Independent Asset Manager further represents and warrants that:

(a) its performance of this Agreement shall be lawful under the laws and regulations of any jurisdiction that may apply to or regulate its activities and which it is subject to and it shall comply with the laws and regulations of all relevant jurisdictions;

(b) it shall not carry out or describe itself or otherwise hold itself out as carrying out any banking activities or banking business under the Singapore Banking Act or Hong Kong Banking Ordinance;

(c) it holds all approvals, authorisations, permits, licences, accreditations, memberships and/or exemptions which are necessary or required under the laws and regulations of the relevant jurisdictions for it to carry out its activities under this Agreement;

(d) it will notify the Private Banks in writing immediately should there be any changes to its employees who have been communicated to the Private Banks as authorised personnel for the purposes of placing trades and giving instructions in respect of accounts which have been opened with the Private Banks;

(e) if it is a member of a self-regulating organisation, it shall provide the Private Banks with a confirmation of such membership every year;

(f) it undertakes to notify the Private Banks immediately if any of the above representations and warranties becomes untrue or inaccurate or if there is any change to its licensing or regulatory status in any jurisdiction; and

(g) if it is based in Singapore, it further undertakes that it shall not refer Prospective Client(s) who is/are Singapore resident(s) to BOSHK. For

avoidance of doubt, if the Independent Asset Manager is based in Singapore and refers Prospective Client(s) who is/are Singapore resident(s) to BOSHK, BOSHK may reject the applications of such Prospective Client(s) for opening bank accounts with BOSHK and may refuse to provide the Banking Services to such Prospective Client(s).

4.3 If the Independent Asset Manager is carrying out its obligations under this Agreement in Hong Kong, it also represents and warrants that it holds a Type 9 licence under the Securities and Futures Ordinance (Chapter 571) of Hong Kong.

4.4 The Independent Asset Manager shall in particular comply with the Private Banks' policies and guidelines when assisting in opening a bank account for a Prospective Client, whether a corporate entity or an individual, and shall adhere to the Private Banks' instructions, including but not limited to the use of prescribed forms of the Private Banks.

4.5 The rights and obligations of the Independent Asset Manager to manage and operate a Client's account with the Private Banks shall be expressly stated in the "Limited Power of Attorney" in the form prescribed by the Private Banks from time to time. The Independent Asset Manager shall immediately inform the Private Banks in writing if the Client revokes the Limited Power of Attorney authorising the Independent Asset Manager to manage and operate the Client's account with the Private Banks. The Independent Asset Manager shall be solely responsible to the Client for the management and maintenance of the account and the chosen investment policies.

4.6 The Independent Asset Manager shall be solely responsible for:

(a) providing investment advice and recommendations to and/or advising the Client, managing and investing the assets in the Client's account. All investment decisions relating to the assets in the Client's account (including all rights of voting conferred by any investments) shall be made by the Independent Asset Manager in its sole and absolute discretion pursuant to the power of attorney given to it by the Client;

(b) liaising with and informing the Client on the trades, actions, investments and investment decisions executed for the Client's account;

(c) understanding and obtaining information about the Client's profile, including but not limited to the Client's investment objectives, risk tolerance, investment experience and knowledge, investment time horizon, financial situation and constraints such as investment preference and liquidity needs;

(d) ensuring that proper due diligence is carried out on the investments, reviewing the relevant product sheets, prospectuses, offering memoranda, subscription forms and indemnity forms relating to the investments, explaining the risks and restrictions of the investments to the Client and

ensuring that proper documentation is in place for all investments made and that the Client is eligible to purchase and hold the investments in accordance with the terms prescribed by the issuers of the investments;

(e) ensuring that the investments are suitable for the Client, taking into consideration the Client's investment mandate agreed between the Client and the Independent Asset Manager;

(f) reviewing and/or monitoring all investments and keeping the Client regularly informed of the risks related to and the performance of the investments in the Client's account;

(g) informing the Private Banks in the event that the Independent Asset Manager is aware of a change in the Client's "accredited investor" status (as defined in the Securities and Futures Act (Cap. 289 of Singapore) and the Securities and Futures (Classes of Investors) Regulations 2018), or "professional investor" status (within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and the Securities and Futures (Professional Investor) Rules), the Client's tax residency or any other status as specified by the Private Banks from time to time; and

(h) informing the Private Banks in the event that the Independent Asset Manager is aware of any insider trading of securities by any Client or any breach by any Client of applicable securities laws and regulations or rules of securities exchanges. The Private Banks reserve the right not to carry out any instructions of the Independent Asset Manager to place trades on behalf of any Client if the Private Banks have any reason to believe that such trades will result in insider trading or breach of applicable securities laws and regulations or rules of securities exchanges.

Notwithstanding the Private Bank's general terms and conditions and any other of the Private Bank's terms and conditions with respect to particular accounts, facilities, products or services provided by the Private Banks, as amended and supplemented from time to time, in accordance with which the Clients' accounts will be operated, where any Client needs more information on a proposed trade or investment, the Independent Asset Manager acknowledges and agrees that the Client should request only the Independent Asset Manager, and not the Private Banks, to provide such information. Where any Client requires any clarification on any financial information or report, the Independent Asset Manager acknowledges and agrees that such Client should contact only the Independent Asset Manager, and not the Private Banks, to obtain such clarification.

4.7 The Independent Asset Manager acknowledges and agrees that:

(a) the Private Banks are not, and will not be, responsible for (i) advising the Client, (ii) providing the Client with recommendations or investment idea(s) or (iii) managing and investing the assets in the Client's account;

(b) the Private Banks have no duty to and will not (i) give any advice (whether

investment or tax related) or (ii) make recommendations or provide investment idea(s) of any kind to the Client or to the Independent Asset Manager;

(c) the Independent Asset Manager will not rely on any communication (written or oral) of the Private Banks as investment advice or recommendation to enter into any trade;

(d) while the Private Banks may from time to time communicate information in relation to investments or trades to the Independent Asset Manager, the Private Banks assume no responsibility for the Client's portfolio or for any investments or trades made for the Client's account, and the Independent Asset Manager should not rely on or consider any such suggestions, information, explanations or views expressed as investment advice or a recommendation to enter into any investment or trade for any Client's account; and

(e) where the Independent Asset Manager passes a Client's order to the Private Banks for execution:

(i) it shall comply with all applicable regulatory requirements before passing such order to the Private Banks (including but not limited to any obligations to assess the suitability of an investment for a Client), and in particular, where the Independent Asset Manager is licensed by or registered with the Securities and Futures Commission of Hong Kong, it shall be responsible for ensuring the suitability of a transaction in all Investments (including Complex Products)for the Client and providing sufficient product information and warning statements (in accordance with applicable law and regulation) in respect of the investments (including Complex Products) to the Client before transmitting the Client's order to the Private Banks for execution; and

(ii) the Private Banks are not responsible for ensuring that any transaction in investments (including a Complex Product) is suitable for the Client or for providing product information and warning statements to the Client.

For the purposes of this Clause 4.7(e), "**Complex Product**" has the meaning set out in the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission and related guidance, as may be amended from time to time.

4.8 Notwithstanding **Clause 8.1** below, the Independent Asset Manager is responsible for disclosing to the Prospective Clients the existence of this Agreement as well as the retrocession, if applicable, paid to it by the Private Banks in relation to their accounts or their introduction to the Private Banks and any conflicts of interest that may arise for the Independent Asset Manager in receiving such retrocession (if applicable), and responsible for securing the consent of the Prospective Clients for

the payments of such retrocession by the Private Banks (if applicable), and undertakes to provide to the Private Banks a duly completed referral form, substantially in the form of **Schedule 3**, in respect of each Prospective Client, at or prior to introducing such Prospective Client to the Private Banks. The Private Banks reserve the right to inform the Prospective Clients of the existence of this Agreement and in respect of any Client, the retrocession, if applicable, paid to the Independent Asset Manager by the Private Banks in respect of that Client.

4.9 The Independent Asset Manager is expected to be fully aware of and adhere to the following:

(a) *Each Party shall comply with all Data Protection Legislation (as defined in* **Schedule 2**) applicable to its Processing (as defined in **Schedule 2**) of Relevant Personal Data (as defined in **Schedule 2**). Each Party shall only process Relevant Personal Data for the purposes of this Agreement. No Party shall process Relevant Personal Data in a way that is incompatible with the provisions of this clause.

(b) Each Party shall ensure that any Relevant Personal Data that it provides to any other Party has been obtained in compliance with applicable Data Protection Legislation, and shall take such steps as are required, including the provision of information to the Data Subject (as defined in **Schedule 2**), making of notices and obtaining of valid consents (including as prescribed *in the form set out in* **Schedule 2** *for the specific purpose of compliance* with the PDPA (as defined in **Schedule 2**)), to ensure that the other Party is entitled to process such Relevant Personal Data for the Permitted Purposes (as defined in **Schedule 2**).

(c) In addition, the Independent Asset Manager hereby confirms and *represents to the Private Banks, their related corporations (collectively, the* "**BOS Group**") as well as their respective agents, authorised service providers and business partners (collectively, the "**BOS Representatives**") that with respect to any personal data of individuals ("**Individuals**") disclosed to the BOS Group and/or the BOS Representatives in connection with this Agreement, the Individuals to whom the personal data relates have, prior to such disclosure, agreed and consented to such disclosure, and the collection (including by way of recorded voice calls), use and disclosure of their personal data by the BOS Group and the BOS Representatives for purposes reasonably required for or in connection with this Agreement. Such purposes are set out in the Private Banks' Data Protection Policy, which is accessible at https://www.bankofsingapore.com/Data-Protection-Policy.html or available upon request and which the Independent Asset Manager confirm that it and each of the Individuals have read and consented to.

4.10 Bribery and corruption

The Independent Asset Manager is expected to be fully aware of and adhere to the following:

(a) the Independent Asset Manager should comply with, and have in place and implement adequate policies and procedures in order to comply with, all applicable laws, statutes, regulations relating to bribery and corruption;

(b) the Independent Asset Manager should not engage in any activity, practice or conduct which would constitute an offence under all applicable laws, statutes, regulations relating to bribery and corruption;

(c) the Independent Asset Manager should ensure that its own associated persons (including but not limited to employees, agents, other professionals who undertakes business under this Agreement) have taken adequate measures to comply with all applicable laws, statutes, regulations relating to bribery and corruption, and shall promptly advise the Private Banks of any difficulties in its or any of its associated persons' compliance with relevant anti-bribery and corruption obligations that would amount to a breach of either this Agreement, or other applicable laws, statutes, regulations relating to bribery and corruption;

(d) the Independent Asset Manager should assist and cooperate with the Private Banks, in relation to the Private Banks' performance of its bribery and corruption risk assessment and due diligence from time to time, and its compliance with all applicable laws, statutes, regulations relating to bribery and corruption, to the extent possible, by providing relevant information promptly upon request;

(e) the Independent Asset Manager should promptly inform the Private Banks of any suspicious bribery and corruption activities, including any request or demand for any undue financial or other advantage of any kind received by it, arising from the conduct of business under this Agreement; and

(f) the Independent Asset Manager should not do, or omit to do, any act that will cause or lead the Private Banks to be in breach of all applicable laws, statutes, regulations relating to bribery and corruption.

Any breach of the conditions set out in this Clause 4.10 shall be a material violation of this Agreement, thereby entitling the Private Banks to terminate this Agreement immediately.

4.11 Slavery

The Independent Asset Manager acknowledges that the relationship between the Independent Asset Manager and the Private Banks is based on the understanding that the Independent Asset Manager does not have, intend to have, or encourage, slavery, servitude and forced or compulsory labour and/or human trafficking, in its organisation and supply chain. Any breach of the obligations set out in this Clause

4.11 shall be deemed a material violation of this Agreement, thereby entitling the Private Banks to terminate this Agreement immediately.

4.12 Criminal Financing

The Independent Asset Manager shall at all times ensure that there is no criminal activity to facilitate tax evasion in its supply chains or in any part of its business, in compliance with all applicable laws and regulations. Upon request, the Independent Asset Manager shall make available to the Private Banks its policies and procedures relating to the prevention of criminal activity to facilitate tax evasion. Any breach of the obligations set out in this Clause 4.12 shall be deemed a material violation of this Agreement, thereby entitling the Private Banks to terminate this Agreement immediately.

4.13 Gifts and Entertainment

(a) The Private Banks are committed to acting professionally, fairly and with integrity in any and all of their business dealings and/or relationships, and the Private Banks take a zero-tolerance approach towards any form of bribery and corruption.

(b) The Independent Asset Manager is expected to be fully aware of the following:

(i) the Private Banks' representatives shall not and/or are not authorised to request for any gifts or form of entertainment from the Independent Asset Manager;

(ii) the Private Banks' representatives shall not and/or are not authorised to offer any gifts or form of entertainment to the Independent Asset Manager; and

(iii) subject to certain strict exceptions, the Private Banks' representatives shall not and/or are not authorised to give or receive any gifts or form of entertainment to/from the Independent Asset Manager.

5. Indemnity

5.1 In consideration of the agreement of the Private Banks to enter into this Agreement on the basis of the representations, warranties, undertakings and agreements of the Independent Asset Manager and to the intent that the same will be fulfilled down to, and will be true and correct in all respects and not misleading, the Independent Asset Manager hereby unconditionally and irrevocably undertakes with the Private Banks that it will, on demand, indemnify and keep the Private Banks harmless from and against all and any actions, proceedings, claims, liabilities, losses, costs and expenses (including, without limitation, all costs and expenses incurred in disputing or defending any of the foregoing on a full indemnity basis) which may be made or brought against the Private Banks or which the Private Banks may suffer or incur as a result of or in relation to any misrepresentation by the

Independent Asset Manager of any representation, warranty or undertaking or any breach of the terms and conditions on their part, or any failure by them to perform their respective obligations under the undertakings or agreements contained in this Agreement.

5.2 Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Private Banks and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

6. Duration and Termination

6.1 This Agreement shall come into force and effect on and from the date stated on the cover page of this Agreement and shall remain valid until terminated. Either Party shall have the right to terminate this Agreement by giving the other Party one (1) month's prior notice in writing.

6.2 This Agreement shall be terminated automatically upon either Party's bankruptcy, liquidation, termination of business or should either Party's performance of its obligations under this Agreement become illegal under the laws of any applicable jurisdiction or should the Independent Asset Manager cease to hold all approvals, authorisations, permits, licences, accreditations, memberships and/or exemptions which are necessary or required under the laws and regulations of the relevant jurisdictions in which it conducts its business.

6.3 This Agreement shall be terminated immediately upon either Party's material breach of its obligations herein.

6.4 For avoidance of doubt, the Independent Asset Manager's obligations under **Clause 5 and Clause 8** shall survive the termination of this Agreement.

6.5 Upon termination of this Agreement pursuant to **Clause 6.1** or **Clause 6.2** above, any Retrocession, if applicable, due to the Independent Asset Manager up to the date of termination will be paid by the Private Banks (which maintains the relevant Clients' accounts) at the next Assessment Period in accordance with paragraph (d) of **Schedule 1**.

6.6 Upon termination of this Agreement pursuant to **Clause 6.3** above not due to default of the Private Banks, the Independent Asset Manager shall forfeit its right to the receipt of any of the Retrocession, if applicable, and the Private Banks shall be under no obligation to pay the Independent Asset Manager the same.

6.7 Upon termination of this Agreement, all Limited Power of Attorneys granted by the Clients to the Independent Asset Manager shall be deemed to be automatically revoked on the date of such termination.

6.8 The Private Banks shall terminate the Independent Asset Manager's access to the Clients' account information via its web banking, digital services or other electronic platforms, and shall terminate the delivery of any documents relating to the Clients' accounts to the Independent Asset Manager's address, immediately upon termination of this Agreement or upon the Private Banks' receipt of the Clients' instructions to revoke the Limited Power of Attorney granted to the Independent Asset Manager.

6.9 The Independent Asset Manager is aware of the Private Banks' policies, including but not limited to the policy regarding termination of agreement(s) with Independent Asset Managers who become inactive, such determination being done in the Private Banks' sole and absolute discretion.

7. Compliance with Laws and Regulations

7.1 The Independent Asset Manager represents and warrants that it is subject to and supervised by a local supervisory body or organisation for compliance of anti-money laundering requirements consistent with standards set by the Financial Action Task Force and has adequate measures in place to comply with those requirements. It undertakes to provide the Private Banks with a copy of all the related documents and of any authorisation/attestation issued by the competent monitoring organisation with regard to the exercise of its Independent Asset Manager's activities. It moreover represents, warrants and undertakes with the Private Banks that, in performing its activities hereunder, it will fully comply with all Hong Kong, Singapore and local laws, regulations and applicable provisions.

7.2 The Independent Asset Manager further represents, warrants and undertakes with the Private Banks that its performance under this Agreement shall be lawful under the laws and regulations of any jurisdiction that may apply to or regulate the activities of the Independent Asset Manager.

8. Confidentiality

8.1 Except as permitted under **Clause 4.8** above, this Agreement and the contents contained herein are confidential and the Independent Asset Manager shall not disclose the contents of this Agreement or any confidential information received pursuant to this Agreement (collectively referred to as the "**Confidential Information**") to any third party without the express written consent of the Private Banks. Further, the Independent Asset Manager undertakes to deliver up all Confidential Information to the Private Banks at their request upon termination of this Agreement.

8.2 All Confidential Information shall be kept confidential by the Independent Asset Manager unless or until (a) compelled to be disclosed by judicial or administrative procedures, or (b) the Independent Asset Manager can reasonably demonstrate that it is required to be furnished to any regulatory authorities, auditors and/or external legal advisers, or (c) it enters the public domain through no fault of the

Independent Asset Manager. In all such cases, this obligation shall cease but only to the extent required under the respective circumstances.

8.3 The Independent Asset Manager acknowledges, and shall ensure that the Clients understand, that the Private Banks may disclose information relating to the Clients' accounts in accordance with (a) the Services Agreements to be entered into between the Clients and the Private Banks, and (b) applicable laws and regulations in Hong Kong and/or Singapore, as the case may be.

9. Entire Agreement

9.1 This Agreement (together with any documents referred to herein) constitutes the entire agreement between the Parties relating to the matters referred to in this Agreement and supersedes all previous agreements and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral, entered into by the Parties with respect to the subject matter of this Agreement.

10. Notifications and Communications

10.1 The Independent Asset Manager shall be deemed validly notified of any communications from the Private Banks that were sent to the last known address of the Independent Asset Manager.

11. Severability of Provisions

11.1 If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

12. Remedies

12.1 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

13. Release

13.1 Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by it in its absolute discretion as regards the other Party under such liability without in any way prejudicing or affecting its rights against such other Party.

14. Indulgence, Waiver Etc.

14.1 No failure on the part of either Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

15. Assignment

15.1 The Independent Asset Manager may not assign or transfer any part of its rights or obligations under this Agreement, other than with the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

16. Modifications

16.1 Amendments to this Agreement may be agreed upon only in writing by all Parties, save that the Private Banks reserve the right to add to, alter, vary and/or modify any or all of the terms and conditions of this Agreement and/or any supplements, schedules and/or annexures to this Agreement, at any time at their sole discretion, if they are of the view that such additions, alterations, variations and/or modifications are necessary in order for the Parties to comply with the applicable legal and regulatory requirements. Such additions, alterations, variations and/or modifications shall take effect and be binding on the Independent Asset Manager 30 days after the date of the Private Banks' written notification to the Independent Asset Manager.

17. Counterparts

17.1 This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

18. Exclusion of Third Party Rights

18.1 A person who is not a party to the arrangements set out herein shall have no rights under the Contracts (Rights of Third Parties) Act 2001 (Chapter 53B) in Singapore and any re-enactment thereof.

18.2 This Agreement shall not create or give rise to, nor is it intended to create or give

rise to, any third party rights. No third party shall have any right to enforce or rely on any provision of this Agreement. This Agreement does not confer any right or benefit on any third party, directly or indirectly, expressly or impliedly. The application of any legislation in Singapore, Hong Kong or elsewhere giving to or conferring on third parties contractual or other rights shall be excluded.

19. Applicable Law and Jurisdiction

19.1 This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

19.2 Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Singapore in accordance with the UNCITRAL Arbitration Rules as at present in force.

19.3 The arbitration shall be administered by the Singapore International Arbitration Centre ("**SIAC**") in accordance with its practice rules and regulations. The appointing authority shall be the Chairman or Deputy Chairman of the SIAC. The number of arbitrators shall be one. The language to be used in the arbitral proceedings shall be the English language.

IN WITNESS WHEREOF the Parties hereto have signed this Agreement on the day and year above written.

SIGNED by)
)
for and on behalf of
Plutus Asset Management Limited)
)

Date : 31 Mar 2021

SIGNED by Teresa Lee)
)
for and on behalf of)
Bank of Singapore Limited, Hong Kong Branch)

Date : 1 Apr 2021

SIGNED by Dennis Hong.)
)
for and on behalf of)
Bank of Singapore Limited)

Date : 9 Apr 2021

** Note: The Independent Asset Manager must accept this Agreement within three months of execution of the Agreement by the Private Banks. Acceptance beyond the stipulated deadline is at the sole discretion of the Private Banks.

SCHEDULE 1

RETROCESSION

(a) Subject always to paragraph (f) below, for each Client, the Private Banks will pay the Independent Asset Manager a retrocession based on the following percentage of the Revenue (as defined below) strictly on the following products only (the "**Retrocession**"):

Product	Retrocession
Equity net brokerage	50% of Revenue
Bond net spread	50% of Revenue
Fund subscription (upfront fees)	50% of Revenue
Fund trailers	50% of Revenue
Structured product spread	50% of Revenue
Foreign exchange spread	50% of Revenue
Custody	50% of Revenue

"**Revenue**" means the revenue earned by the Private Banks from each Client (after deducting all charges, fees, levies, taxes and external costs incurred or paid by the Private Banks to brokers, custodians, exchanges, government bodies or other third parties).

(b) Unless otherwise agreed by the Private Banks in writing, the Retrocession, if any, paid to the Independent Asset Manager by the Private Banks shall be full and final. For the avoidance of doubt, the Retrocession paid to the Independent Asset Manager, if applicable, shall include all costs and expenses incurred by it.

(c) In the event that the Retrocession (if applicable) is subject to withholding tax or any government tax or duties, such payments will be made to the Independent Asset Manager after deductions for such tax and duties have been made by the Private Banks.

(d) An account of the Independent Asset Manager's Retrocession, if applicable, calculated as at the end of each Assessment Period (as defined below) and as required under the relevant laws and regulations in Singapore may be presented to the Independent Asset Manager upon its request. The Retrocession, if applicable, shall be calculated based on each Assessment Period and paid within 60 days of the Private Banks determining the Retrocession amount, if applicable, to the following bank account of the Independent Asset Manager (or such other bank account as may be notified in writing by the Independent Asset Manager to the Private Banks in accordance with paragraph (g) below and approved by the Private Banks):-

Bank Name	:	Bank of Communications Co., Ltd
Bank Location	:	Hong Kong
Bank Account Name	:	Plutus Asset Management Limited

Bank Account Number	:	027-841-101237-2-01
SWIFT Code	:	COMMHKHHXXX
IBAN Number	:	N/A

"**Assessment Period**" means 1 January to 31 March, 1 April to 30 June, 1 July to 30 September, or 1 October to 31 December, as the case may be.

(e) In the case of any dispute, and upon the request of the Independent Asset Manager, the detailed account of the Private Banks may be submitted to the Private Banks' external auditors for confirmation. Once confirmed by the auditors, the account details shall be binding on all Parties. Any expenses related to such an audit shall be borne by the Independent Asset Manager.

(f) The Retrocession shall only be payable to the Independent Asset Manager if a Client's account achieves a minimum AUM (as defined below) size of USD3,000,000 and generates Revenue (as defined in paragraph (a) above) in excess of USD10,000 per calendar year.

"**AUM**" means the value of the total assets stated in a Client's monthly portfolio summary statement as at the end of each Assessment Period, such value to be determined by the Private Banks in their sole discretion.

(g) In the event of a change in the Independent Asset Manager's bank account details as set out in paragraph (d) above, the Independent Asset Manager shall duly inform the Private Banks of such change by way of a signed letter of instruction. The Private Banks shall be entitled (but not obliged) to conduct a call-back verification of such instruction with the Independent Asset Manager on the phone number(s) of the Independent Asset Manager as indicated in the Private Banks' records.

SCHEDULE 2

PERSONAL DATA PROTECTION

1. **DEFINITIONS AND INTERPRETATION**

1.1 For the purposes of this Schedule, the following words and expression shall have the following meanings:

"**Controller**", "**Data Subject**", "**Personal Data**", "**Processing**" and "**Processor**" have the meanings as set forth in the Article 4 of GDPR (as defined below);

"**Data Protection Legislation**" means (i) the Singapore Personal Data Protection Act 2012 (Act 26 of 2012 of Singapore) ("**PDPA**"), (ii) the Hong Kong Personal Data (Privacy) Ordinance (Cap 486 of the Laws of Hong Kong) ("**HK PDPO**"), (iii) the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the Processing of Personal Data and on the free movement of such data, and repealing Directive 95/46/EC) ("**GDPR**"), (iv) national legislation on the protection of Data Subjects with regard to the Processing of Personal Data and on the free movement of such data implementing and including any national legislation implementing and/or containing any derogation from GDPR, the Data Protection Directive, the Directive on Privacy and Electronic Communications (Directive 2002/58/EC) and any other data protection or privacy laws and regulations, orders and the equivalent applicable in the relevant territory, as amended and in force from time to time, and (v) any applicable codes of practice, codes of conduct, guidelines and recommendations issued by any Supervisory Authority or other applicable regulator pursuant to (i), (ii), (iii) or (iv) above, as amended and in force from time to time;

1.2 any capitalised terms used in this Schedule which are not defined herein but are defined in the Data Protection Legislation shall bear the same meaning as set forth in the Data Protection Legislation to the extent required under the respective circumstances;

1.3 "**Personal Data Breach**" means the accidental or unlawful destruction, loss, alteration, corruption, unauthorised disclosure of, or access to, Relevant Personal Data;

1.4 "**Relevant Personal Data**" means all Personal Data Processed by a Party in connection with this Agreement; and

1.5 "**Supervisory Authority**" means the supervisory authority as defined in Article 4 of the GDPR, in the context of the GDPR, the Personal Data Protection Commission in

the context of the PDPA, and the Privacy Commissioner for Personal Data (Hong Kong) in the context of the HK PDPO.

1.6 Bank of Singapore Limited and Bank of Singapore Limited, Hong Kong Branch shall collectively be known as "**BOS**" for the purposes of this Schedule.

1.7 General words are not to be given a restrictive meaning because they are followed by particular examples, and any words introduced by the terms "including", "include", "in particular" or any similar expression will be construed as illustrative and the words following any of those terms will not limit the sense of the words preceding those terms. Unless otherwise expressly stated, each Party shall perform all of its personal data protection obligations under the Data Protection Legislation and this Schedule at its sole cost and expense.

2. DISCLOSURE OF PERSONAL DATA

2.1 The Independent Asset Manager acknowledges and agrees that Relevant Personal Data is disclosed by the Independent Asset Manager to BOS from time to time for the purposes of the Agreement (the "**Permitted Purposes**"). The Independent Asset Manager agrees and undertakes to BOS that (a) the disclosure of such Relevant Personal Data is solely for the Permitted Purposes; (b) in the context of the PDPA and the HK PDPO, all necessary consents from the relevant Individuals to whom the Relevant Personal Data relates either have been obtained, or at the time of disclosure will have been obtained, for the disclosure of the Relevant Personal Data to BOS, for BOS's collection, use and/or disclosure for the Permitted Purposes; (c) such consents have not been withdrawn; and (d) in the context of the GDPR, the Independent Asset Manager shall be responsible for (i) providing fair processing information with respect to the Relevant Personal Data to the Data Subject in accordance with Articles 13 and (where relevant) and 14 of the GDPR; and (ii) communicating the essence of the relationship between the Parties with respect to the Data Subject in accordance with Article 26(2) of the GDPR; and unless otherwise mandated, each Party shall be individually responsible for compliance with its obligations under applicable Data Protection Legislation.

2.2 The Independent Asset Manager acknowledges and agrees that Relevant Personal Data is disclosed by BOS to the Independent Asset Manager for the purposes of the Agreement, and that accordingly, the Independent Asset Manager may not use the Relevant Personal Data for any other purpose other than the Permitted Purposes. The Independent Asset Manager further agrees and undertakes to BOS that all of its employees, representatives, agents, officers, subcontractors and service providers (the "**Permitted Persons**") accessing Relevant Personal Data in connection with the Independent Asset Manager's performance of its obligations under this Schedule are aware of the Permitted Purposes and will

not handle any Relevant Personal Data in a manner exceeding the Permitted Purposes. The Independent Asset Manager represents and warrants to BOS that it has at all times complied with and will continue to comply with the requirements of the Data Protection Legislation in respect of the collection, use, processing, disclosure and other handling of the Relevant Personal Data. The Independent Asset Manager shall not collect, use, process or disclose Relevant Personal Data for any purposes outside of the Permitted Purposes, and the Independent Asset Manager acknowledges and agrees that if it does so, such collection, use, processing or disclosure will be compliant with the requirements set out in the Data Protection Legislation, and will be done at its own risk.

3. SENDING OF SPECIFIED MESSAGES TO SINGAPORE TELEPHONE NUMBERS

3.1 Unless otherwise stated in this Schedule, to the extent that Singapore Telephone Numbers are disclosed by the Independent Asset Manager to BOS for sending Specified Messages in connection with the Permitted Purposes, the Independent Asset Manager shall be solely responsible, at its own cost and expense, for securing all consents necessary for BOS to send such Specified Messages, including without limitation, procuring the Individuals to provide their consents in the form set out in the Appendix. The Independent Asset Manager shall promptly provide copies of such consents to BOS upon request.

3.2 To the extent that Singapore Telephone Numbers are disclosed by the Independent Asset Manager to BOS, if the Independent Asset Manager has not secured any of the consents referred to in paragraph 3.1 above, then the Independent Asset Manager agrees as follows:

(i) it shall at the time of providing the Singapore Telephone Numbers to BOS notify BOS in writing that it has not secured such consent and identify the Singapore Telephone Numbers for which it has not obtained such consent; and

(ii) notwithstanding anything in this Schedule, and without prejudice to its rights and remedies at law, BOS shall be entitled at its option to reject any such Singapore Telephone Numbers provided by the Independent Asset Manager and require the provision of other Singapore Telephone Numbers in respect of which the consents referred to in paragraph 3.1 above have been obtained.

4. OVERSEAS TRANSFER OF PERSONAL DATA

4.1 The Independent Asset Manager acknowledges and agrees that to the extent that any Relevant Personal Data is received from BOS, such Relevant Personal Data

may only be transferred to, and collected, used and disclosed by the Independent Asset Manager within the country in which the Independent Asset Manager has its place of business (as specified in this Agreement) (the "**Territory**").

4.2 The Independent Asset Manager shall provide, and shall procure the Permitted Persons to provide, a standard of protection in relation to such Relevant Personal Data that is comparable to the protection applicable thereto under the Data Protection Legislation and any requirements set out in any regulations or guidelines issued from time to time by any applicable Supervisory Authority, including but not limited to the Personal Data Protection Commission (Singapore) and the Privacy Commissioner for Personal Data (Hong Kong), including without limitation:

(i) **Purpose:** The Independent Asset Manager and the Permitted Persons shall not use or disclose Relevant Personal Data for any purpose other than as specified in this Agreement.

(ii) **Use and disclosure:** The Independent Asset Manager and the Permitted Persons shall only use and disclose Relevant Personal Data in a manner and to the extent permitted in this Agreement and observe all limitations as to such use or disclosure as BOS may notify the Independent Asset Manager from time to time.

(iii) **Accuracy:** The Independent Asset Manager and the Permitted Persons shall use all reasonable efforts to ensure that the Relevant Personal Data is accurate and complete and up-to-date, if the Relevant Personal Data is likely to be (i) used by the Independent Asset Manager or the Permitted Persons to make a decision that affects the Individual to whom the Relevant Personal Data relates; or (ii) (if permitted under this Agreement) disclosed by the Independent Asset Manager or the Permitted Persons to another third party.

(iv) **Protection:** The Independent Asset Manager and the Permitted Persons shall protect the Relevant Personal Data in their possession or under their control by making reasonable security arrangements to prevent unauthorised access, collection, use, disclosure, copying, modification, disposal or similar risks.

(v) **Retention:** The Independent Asset Manager and the Permitted Persons shall cease to retain their documents containing Relevant Personal Data, or remove the means by which Relevant Personal Data can be associated with particular Individuals, as soon as it is reasonable to assume that (i) the specified purposes are no longer being served by retention of Relevant Personal Data; and (ii) retention is no longer necessary for legal or business purposes.

(vi) **Access:** The Independent Asset Manager and the Permitted Persons shall ensure that upon request by an Individual, the Independent Asset Manager and the Permitted Persons shall, as soon as reasonably possible, provide the

Individual with (i) the Relevant Personal Data about the Individual that is in the possession or under the control of the Independent Asset Manager and the Permitted Persons; and (ii) information about the ways in which that the Relevant Personal Data has been or may have been used or disclosed by the Independent Asset Manager and the Permitted Persons within a year before the date of the Individual's request or within the timeline provided by the relevant Data Protection Legislation, whichever is the shorter.

(vii) **Correction:** Unless the Independent Asset Manager or the Permitted Persons are satisfied on reasonable grounds that a correction should not be made, the Independent Asset Manager or the Permitted Persons (as the case may be) shall, upon receiving a request from an Individual to correct an error or omission in the Relevant Personal Data about the Individual that is in the possession or under the control of the Independent Asset Manager or the Permitted Persons, (i) correct the Relevant Personal Data as soon as practicable; and (ii) send the corrected Relevant Personal Data to every other organisation to which the Relevant Personal Data was disclosed by the Independent Asset Manager or the Permitted Persons within a year before the date the correction was made, unless that other organisation does not need the corrected Relevant Personal Data for any legal or business purpose.

(viii) **Policies:** The Independent Asset Manager and the Permitted Persons shall ensure that their employees, representatives, agents, officers, subcontractors and service providers who may receive or have access to any Relevant Personal Data are aware of the obligations specified under this clause and agree to abide by the same.

4.3 The Independent Asset Manager and the Permitted Persons may only disclose or transfer Relevant Personal Data outside of the Territory upon the written consent of BOS. Where BOS has provided such written consent, then unless otherwise agreed in writing, and without prejudice to the generality of the foregoing obligations under the Data Protection Legislation, the Independent Asset Manager and the Permitted Persons shall ensure and procure that the overseas recipient of such Relevant Personal Data shall provide a standard of protection in relation to the Relevant Personal Data that is comparable to the protection applicable thereto under the Data Protection Legislation, including the PDPA, HK PDPO and any requirements set out in any regulations or guidelines issued from time to time by any Supervisory Authority, including the Personal Data Protection Commission (Singapore) and the Privacy Commissioner for Personal Data (Hong Kong), including, without limitation, the obligations set out in paragraph 4.2 above.

5. PERSONAL DATA PROTECTION

5.1 The Independent Asset Manager shall, and shall procure the Permitted Persons, in respect of any Relevant Personal Data collected, used, disclosed, accessed and/or processed by the Independent Asset Manager or the Permitted Persons in

connection with this Agreement, comply with any requests, directions or guidelines which BOS may provide to the Independent Asset Manager from time to time. The Independent Asset Manager shall provide, and shall procure the Permitted Persons to provide, BOS such assistance as it may reasonably require in meeting BOS's own obligations under the Data Protection Legislation. For avoidance of doubt, each Party acknowledges and agrees that, as regards the Processing of Relevant Personal Data, each Party acts as a Controller in respect of such Processing, and it is not intended that any Party shall act as a Processor to any other Party in respect of any Relevant Personal Data. If, at any time, a Party is of the opinion that it is Processing Relevant Personal Data as Processor on behalf of any other Party, it shall immediately: (a) cease any Processing where it may be acting as a Processor; (b) notify the other Party immediately of such Processing; and (c) where the Party in question is the Independent Asset Manager, process such Relevant Personal Data as Processor solely on the written instructions of BOS.

5.2 The Independent Asset Manager shall employ, and shall procure the Permitted Persons to employ, administrative, physical and technical safeguards (including safeguards against worms, Trojan horses, and other disabling or damaging codes) to ensure that Personal Data collected in connection with this Agreement is afforded protection in accordance with the Data Protection Legislation. In particular, the Independent Asset Manager shall ensure, and shall procure the Permitted Persons to ensure, that such Relevant Personal Data collected is kept secure and in an encrypted form, and shall use the best available security practices and systems applicable to the use of the Relevant Personal Data to prevent, and take prompt and proper remedial action against, unauthorised access, copying, modification, storage, reproduction, display or distribution of such Relevant Personal Data.

5.3 The Independent Asset Manager shall keep, and shall procure the Permitted Persons to keep, complete and proper books, records and documentation relating to all collection, use, processing and disclosure of Relevant Personal Data collected in connection with this Agreement, to the provision of information to the Data Subject, making of notices and obtaining of valid consents (if applicable, including for the specific purpose of compliance with the PDPA and the HK PDPO), and shall upon reasonable notice by BOS provide unrestricted access to it or its agents or representatives to such books, records and documentation (including information stored in computerised form), and allow BOS or its agents or representatives to make copies thereof. The Independent Asset Manager shall further provide, and shall procure the Permitted Persons to provide, such information as BOS may from time to time require to verify compliance with its obligations under this Agreement or at law.

5.4 Upon the termination or expiry of this Agreement, the Independent Asset Manager shall deliver, and shall procure the Permitted Persons to deliver, to BOS in a form specified by BOS all records relating to any Relevant Personal Data which it has collected, used, processed or disclosed in connection with this Agreement, together with all documentation, books, records and evidence of any and all consents or agreements with third parties relating to such Relevant Personal Data. The Independent Asset Manager shall, and shall procure the Permitted Persons, thereafter at their own cost and expense return, delete or destroy such Relevant Personal Data and all records thereof and provide upon BOS's request such evidence of deletion or destruction as BOS may require.

6. If the Independent Asset Manager becomes aware of any collection, use, processing or disclosure of any Personal Data collected in connection with this Agreement otherwise than as permitted under this Agreement, or any misuse of any such Personal Data, or any security breach in connection with this Agreement that could compromise the security or integrity of such Personal Data or otherwise adversely affect BOS or expose it to any claim, action or proceeding or if the Independent Asset Manager learns or suspects that any Personal Data collected in connection with this Agreement may have been or is at risk of having been disclosed to or obtained by any unauthorised person, the Independent Asset Manager shall at its own expense promptly notify BOS and make all reasonable efforts to assist BOS in relation to the investigation and remedy of such breach of security and any claim, allegation, action, proceeding or litigation with respect to this unauthorised access, use or disclosure of Personal Data. The Independent Asset Manager shall immediately notify BOS in writing of any Personal Data Breach or breach of the provisions of this Schedule or if any complaint in made by any Supervisory Authority relating to Relevant Personal Data in the event of a notification under this **Clause 6**, the Independent Asset Manager shall provide full co-operation and assistance to BOS in relation to such breach of complaint. Should the Independent Asset Manager receive a complaint, request, enquiry or demand from or on behalf of a Data Subject or Supervisory Authority in relation to the Processing of Relevant Personal Data (including but not limited to any request for rectification or erasure of Personal Data or restriction of Processing made in accordance with the Data Protection Legislation), it shall promptly and in any event within five (5) business days notify BOS in writing of such request.

7. <u>**INDEMNITY**</u>

The Independent Asset Manager agrees and undertakes to BOS to indemnify and hold harmless BOS and its related corporations or associated companies as well as their respective employees, representatives, agents and officers (the "**Indemnitees**") from and against any claim, action, demand or complaint, as well as all liabilities, judgments, penalties, compounds, losses, costs, damages and

expenses that any or all of the Indemnitees may suffer in connection with any breach of this Schedule, and any failure to comply with any data protection or privacy laws in any relevant jurisdictions, and whether arising on account of the actions of the Independent Asset Manager or the Permitted Persons to whom the Independent Asset Manager has disclosed the Personal Data. This clause shall continue in full force and effect after termination and expiration of this Agreement.

The Appendix

(This form is required to be signed by a prospect if the prospective Client's Singapore telephone number(s) will be disclosed by the Independent Asset Manager to the BOS Group for the purpose of sending messages to the prospect to offer, advertise or promote goods or services, or if Bank of Singapore Limited and/or Bank of Singapore Limited, Hong Kong Branch require this form to be signed).

Consent to Use Singapore Telephone Number

I ________________________ (name of Prospective Client), hereby confirm and that I would like Bank of Singapore Limited and/or Bank of Singapore Limited, Hong Kong Branch (as the case may be) and its related corporations (collectively, the **"BOS Group"**) to contact me about the products and services offered by the BOS Group via any of the following means:

My Telephone Number (including country code) : ____________________ (Mobile) ____________________ (Home)

My Email : ____

My Mailing Address : ____

I am aware and confirm that any call made to me by the BOS Group may be recorded for customer servicing and training purposes.

____

Name :

Date :

Schedule 3

(This form is required to be signed by a prospect if the prospect will be referred to Bank of Singapore Limited, Hong Kong Branch, if the Relationship Manager is located in Hong Kong or if the Independent Asset Manager will be carrying out its obligations under this Agreement in Hong Kong)

Bank of Singapore Limited, Hong Kong Branch ("**BOSHK**")
Level 34, One IFC,
1 Harbour View Street
Central
Hong Kong

Bank of Singapore Limited ("**BOS**")
63 Market Street
#22-00 Bank of Singapore Centre
Singapore 048942

Dear Sirs,

PRIVATE BANKING SERVICES FORM

I/We, the undersigned, hereby confirm the following:

1) I/We would like to open an account(s) (collectively the "**Account**") with you.

2) I/We have appointed ____ (the "**Independent Asset Manager**") to advise me/us in relation to my/our assets maintained in the Account and investments relating thereto and to manage my/our assets.

3) I/We understand that the Independent Asset Manager has entered into an agreement with you in respect of your providing services to me/us in respect of the Account.

4) I/We understand that the Independent Asset Manager is not acting as your agent or representative.

5) I/We acknowledge and confirm that I am/we are aware of, and consent to, the payment of retrocessions (if applicable) by you to the Independent Asset Manager in respect of products purchased/transacted by me/us via the Account.

   I/We hereby confirm that I/we would like Bank of Singapore Limited, Bank of Singapore Limited, Hong Kong Branch and their related corporations (collectively,

the "**BOS Group**") to contact me/us about the products and services offered by the BOS Group via any of the following means:

My/Our Telephone Number(s) : __________________ (Mobile) __________________ (Home)

My Email(s) : ____

My Mailing Address(es) : ____

6) I/We am aware and confirm that any call made to me/us by the BOS Group may be recorded for customer servicing and training purposes.

7) I/We have read BOSHK's Personal Information Collection Statement relating to the Personal Data (Privacy) Ordinance ("**PICS**") including the section regarding the use and transfer of my/our data in direct marketing which provides information on:

(i) the kinds of data which may be used or transferred in direct marketing;

(ii) to whom BOSHK may transfer my/our data for direct marketing; and

(iii) the classes of products, services, facilities and other subjects that may be marketing to me/us.

8) I/We understand that:

(i) BOSHK may not use or transfer my/our data to other members of the BOS Group, BOS/BOSHK's parent bank and affiliates for direct marketing as prescribed in the PICS unless BOSHK has received my/our consent;

(ii) by signing below and ticking the YES box, I/we will be regarded as having given my/our consent for use and transfer of my/our data for direct marketing; and

(iii) by signing below AND ticking the NO box, I/we opt out from direct marketing.

9) (i) By ticking the "YES" box below:

1. I/We consent to the BOS Group, BOS/BOSHK's parent bank and affiliates collecting, using, disclosing, processing and/or sharing amongst themselves my/our data provided in any forms and/or in the records of any member of the BOS Group, BOS/BOSHK's parent bank and affiliates from time to time for direct marketing as more particularly described in the PICS; and

2. I/We further consent that any member of the BOS Group, BOS/BOSHK's parent bank and affiliates may contact me/us via telephone, electronic messaging (eg. SMS, Whatsapp) or other messaging applications, and where legally permissible, via fax, mail, electronic transmission (eg. mail) and other means of communication for direct marketing purpose.

(ii) I/We confirm and agree that my/our consent are additional to and do not supersede or replace any other consents which I/we may have previously provided to any member of the BOS Group, BOS/BOSHK's parent bank and affiliates in respect of use of my/our personal data in direct marketing.

[By ticking the "NO" box and sign below, I indicate my opt-out right and that I do not wish to receive direct marketing information]

I/We have also read the Data Protection Policy of BOS, which is accessible at http://www.bankofsingapore.com/en-us/policies-security or available on request and which I/we confirm I/we have read and understood.

I would like to opt in for direct marketing:-

☐ Yes

☐ No

Yours sincerely,

____

Name:
Date: